                                                                     Exibit 4-2c

               SEVENTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER


          THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment"), is entered into as of April 8, 1999, among Advanced Micro Devices,
 ---------
Inc., a Delaware corporation (the "Company"), the "Banks" party to the Credit
                                   -------
Agreement referenced below (collectively, the "Banks"), ABN AMRO Bank N.V., as
                                               -----
Syndication Agent for the Banks (the "Syndication Agent"), Canadian Imperial
                                      -----------------
Bank of Commerce, as Documentation Agent for the Banks (the "Documentation
                                                             -------------
Agent"), and Bank of America National Trust and Savings Association, as
------
Administrative Agent for the Banks (the "Agent").
                                         -----

          WHEREAS, the Company, the Banks, the Syndication Agent, the Documentation Agent and the Agent are parties to a Credit Agreement dated as of July 19, 1996, as amended by a First Amendment to Credit Agreement dated as of August 7, 1996, a Second Amendment to Credit Agreement dated as of September 9, 1996, a Third Amendment to Credit Agreement dated as of October 1, 1997, a Fourth Amendment to Credit Agreement dated as of January 26, 1998, a Fifth Amendment to Credit Agreement dated as of February 26, 1998, and a Sixth Amendment to Credit Agreement dated as of June 30, 1998 (as so amended, the "Credit Agreement");
-----------------

          WHEREAS, the Company has requested that the Majority Banks agree to certain amendments to the Credit Agreement;

          WHEREAS, the Majority Banks have agreed to such request, subject to the terms and conditions hereof;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

          1.  Definitions; Interpretation.

          (a) Terms Defined in Credit Agreement.  All capitalized terms used in
              ---------------------------------
this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          (b) Interpretation.  The rules of interpretation set forth in Section
              --------------
1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

          2.  Amendments to the Credit Agreement.

              (a) Amendments. The Credit Agreement is hereby amended as follows:
                  ----------
                  (i) The definition of Applicable Fee Amount set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Applicable Fee Amount" means, for purposes of calculating the commitment
      ---------------------
     fee hereunder for any date, 0.50% per annum.

                (ii) The definition of Applicable Margin set forth in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Applicable Margin" means, for any day, (i) 1.50% per annum with respect to
      -----------------
     any Base Rate Loan and (ii) 2.75% per annum with respect to any Offshore Rate Loan.

                (iii) A new Section 5.21 is hereby added to the Credit Agreement as follows

          "5.21 Year 2000.  On the basis of a comprehensive review and
                ---------
assessment undertaken by the Company of the Company's and its Subsidiaries' computer applications and an assessment by the Company of the Company's and its Subsidiaries' material suppliers, vendors and customers, the Company reasonably believes that the "Year 2000 problem" (that is, the risk that the computer applications used by any Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect."

                (iv) Section 7.04(g) is hereby amended and restated in its entirety as follows:

          "(g) Investments (i) by the Company in the capital stock of the Vantis Subsidiary, made in exchange for asset transfers permitted under Section 7.02(d), (ii) by the Vantis Subsidiary in the capital stock of one or more of its Wholly-Owned Subsidiaries, made in exchange for asset transfers permitted under Section 7.02(d) and (iii) in connection with the Disposition of the capital stock or assets of the Vantis Subsidiary (the "Vantis Disposition"), as permitted by waiver in the Seventh Amendment to Credit Agreement and Waiver dated as of April 8, 1999 (the "Seventh Amendment"), by the Company in the capital stock of Vantis Corporation or in the entity acquiring the Vantis Subsidiary as a portion of the consideration for the sale or transfer of the assets or capital stock of the Vantis Subsidiary, to the extent such Investments are permitted by waiver as set forth in the Seventh Amendment."

                (v) Section 7.15 is hereby amended and restated in its entirety as follows:

          "7.15  Modified Quick Ratio.  The Company shall not as of the end of
                 --------------------
     any fiscal quarter suffer or permit its ratio (determined on a Consolidated basis) of (a) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents, other than Cash Equivalents subject to a Lien securing Indebtedness, plus net Receivables, plus Fujitsu Receivables, to (b) Consolidated Current Liabilities, to be less than (i) 0.75 to 1.00 at the end of each of the first, second and third fiscal quarters of 1999, (ii)
     0.80 to 1.00 at fiscal year-end 1999, (iii) 0.90 to 1.00 at the end of the first fiscal quarter of 2000, and (iv) 1.00 to 1.00 at the end of the second fiscal quarter of 2000 and thereafter."

                (vi) Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "7.16  Minimum Tangible Net Worth.  The Company shall not suffer or
                 --------------------------
     permit its Consolidated Tangible Net Worth as of the end of any fiscal quarter to be less than 90% of the Company's Consolidated Tangible Net Worth at the end of the first fiscal quarter of 1999 plus (i) (without
                                                          ----
     duplication for amounts included under clause (iv) below) 85% of net income for the Company and its Restricted Subsidiaries computed from the first day of the Company's second fiscal quarter of 1999 through the end of such fiscal quarter for which the determination is being made, determined quarterly on a Consolidated basis and not reduced by any quarterly loss, plus (ii) 100% of the Net Issuance Proceeds of any sale of capital stock of
     ----
     the Company by or for the account of the Company occurring on or after the first day of the Company's second fiscal quarter of 1999, plus (iii) any
                                                               ----
     increase in stockholders' equity of the Company resulting from the conversion of debt securities of the Company to equity securities of the Company on or after the first day of the Company's second fiscal quarter of 1999, plus (iv) 100% of the Net Issuance Proceeds (net of Taxes payable in
           ----
     respect thereof) of any sale of capital stock of the Vantis Subsidiary by or for the account of the Company occurring on or after the first day of the Company's second fiscal quarter of 1999."

                (vii) Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "7.17  Leverage Ratio.  The Company shall not as of the end of any
                 --------------
     fiscal quarter suffer or permit its Leverage Ratio to be greater than (i)
     1.05 to 1.00 at the end of any fiscal quarter ending in 1999, (ii) 1.00 to
     1.00 at the end of the first fiscal quarter of 2000, and (iii) 0.90 to 1.00 at the end of the second fiscal quarter of 2000 and thereafter."

                (viii) Section 7.19 is hereby amended and restated in its entirety as follows:

          "7.19  Profitability.  The Company shall not suffer or permit (a) a
                 -------------
     net loss of greater than $150,000,000 for the first fiscal quarter of 1999,
     (b) a net loss of greater than $45,000,000 for the second fiscal quarter of 1999, and (c) net income to be less than $1.00 for the third fiscal quarter of 1999 and for each fiscal quarter thereafter, in each case determined for the Company on a Consolidated basis."

                (ix) A new Section 7.20 is hereby added to the Credit Agreement as follows:

          "7.20  Minimum Cash and Cash Equivalents.  The Company shall not at
                 ---------------------------------
     any time suffer or permit the value of its (a) cash plus the value (valued
                                                         ----
     in accordance with GAAP) of all Cash Equivalents, other than cash and Cash Equivalents subject to a Lien securing Indebtedness, minus (b) the
                                                          -----
     aggregate principal amount of all Revolving Loans outstanding at such time, to be less than $200,000,000, determined for the Company on a Consolidated basis."

                 (b)  References Within Credit Agreement. Each reference in the
                      ----------------------------------
Credit Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          3.  Waivers. The Majority Banks hereby irrevocably waive the
              -------
restrictions (i) set forth in subsection 7.02(e)(iii) which would otherwise prohibit a sale by the Company of the Vantis Subsidiary (or the assets thereof) insofar as the sale of the Vantis Subsidiary, together with the aggregate value of all other assets sold by the Company and its Restricted Subsidiaries after the Effective Date, would exceed 20% of the Company's Consolidated Tangible Net Worth measured as of the Effective Date, (ii) set forth in Section 7.02(e)(ii) which would otherwise prohibit a percentage of the sales price to be paid in capital stock of the Vantis Subsidiary, any entity into which the Vantis Subsidiary is merged or the entity who acquires the Vantis Subsidiary; provided
                                                                       --------
that the percentage of the sales price so paid in capital stock may not exceed 25% of the total sales price, and (iii) set forth in the last paragraph of
Section 7.02 insofar as the sale of the Vantis Subsidiary (or the assets thereof) may include the disposition of Receivables of the Vantis Subsidiary. The Majority Banks further hereby waive the restrictions set forth in Section
7.03 which would otherwise prohibit the merger, consolidation, or conveyance, transfer or other disposal of all or substantially all of the assets of the Vantis Subsidiary to the extent such merger, consolidation, conveyance, transfer or other disposal would be permitted under the waiver of Section 7.02 set forth in the immediately preceding sentence. The Majority Banks further hereby waive the restrictions set forth in Sections 7.02(e) and 7.10 which would otherwise prohibit the issuance by the Company of up to 15% of the existing capital stock of the Vantis Subsidiary outstanding on the date hereof to directors, employees, officers, consultants and advisors of the Vantis Subsidiary pursuant to stock option plans (the "Employee Stock") and the repurchase or acquisition of such Employee Stock by the Company in connection with a Disposition of 50% or more of the capital stock of the Vantis Subsidiary.

          4.  Irrevocable Notice of Prepayment. The Company hereby gives notice
              --------------------------------
to the Agent (which notice shall be irrevocable) that, within thirty (30) Business Days of the Company's or any Subsidiary's receipt of any cash Net Issuance Proceeds or any cash Net Proceeds of any Disposition (including any Disposition of the Vantis Subsidiary or any assets thereof), except for any Disposition permitted under subsections 7.02(a), (b) or (c), the Company shall make a prepayment, in accordance with Section 2.06, in an amount equal to at least 25% of such cash Net Issuance Proceeds or cash Net Proceeds, as the case may be, up to a maximum amount, together with all such prepayments to the Agent made pursuant to this notice, of $50,000,000 in the aggregate, for application to the principal balance of the Term Loans then outstanding. The Company's failure to make any such payment within any such 30-Business Day period referenced above shall constitute an Event of Default under the Credit Agreement. For purposes of this Section 4 and the prepayments contemplated hereby, cash Net Issuance Proceeds and cash Net Proceeds shall be deemed to include (and shall not be reduced by) any amounts paid or payable to the holders of the Employee Stock in connection with the repurchase or acquisition of such Employee Stock by the Company as contemplated in the preceding Section 3.

          5.  Representations and Warranties. The Company hereby represents and
              ------------------------------
warrants to the Agent, the Syndication Agent, the Documentation Agent and the Banks as follows:

               a. No Default or Event of Default has occurred and is continuing.

               b. The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

               c. This Amendment and the Loan Documents, as amended by this Amendment, constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, without defense, counterclaim or offset.

          6.   Amendment Effective Date. This Amendment will become effective as
             ------------------------
of March 18, 1999, provided that the Agent has received (a) from each of the
                   --------
Company and the Majority Banks an executed counterpart of this Amendment,
(b) from the Company a nonrefundable amendment fee equal to 0.25% of the aggregate Commitments to be distributed to each Bank in accordance with its Pro Rata Share.

          7.   Miscellaneous.

               (a)  Credit Agreement Otherwise Not Affected. Except as expressly
                    ---------------------------------------
amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Banks', the Agent's, the Syndication Agent's and the Documentation Agent's execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

               (b)  No Reliance. The Company hereby acknowledges and confirms to
                    -----------
the Agent, the Syndication Agent, the Documentation Agent and the Banks that the Company is executing this Amendment on the basis of its own investigations and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of the Agent, the Syndication Agent, the Documentation Agent, any Bank or any other Person.

               (c)  Amendments and Waivers. The provisions of this Amendment may
                    ----------------------
only be amended or waived, and any consent with respect to any departure by the Company therefrom may only be granted, in accordance with the terms of Section
10.01 of the Credit Agreement.

               (d) Costs and Expenses. The Company shall, whether or not the
                   ------------------
amendments contemplated hereby shall become effective, pay or reimburse the Agent, within five Business Days after demand, for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Amendment and the consummation of the transactions contemplated hereby and thereby, including the Attorney Costs incurred by the Agent with respect thereto.

               (e)  Successors and Assigns. The provisions of this Amendment
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               (f)  Counterparts. This Amendment may be executed by one or more
                    ------------
of the parties to this Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. The parties hereto agree that the Agent and the Company may accept and rely on facsimile transmissions of executed signature pages of this Amendment.

               (g)  Severability. The illegality or unenforceability of any
                    ------------
provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

               (h)  No Third Parties Benefited. This Amendment is made and
                    --------------------------
entered into for the sole protection and legal benefit of the Company, the Syndication Agent, the Documentation Agent, the Banks and the Agent, and their successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment. Each of the Agent, the Syndication Agent, the Documentation Agent and the Banks shall not have any obligation to any Person not a party to this Amendment.

               (i)  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (j)  Entire Agreement. This Amendment embodies the entire
                    ----------------
agreement and understanding among the Company, the Banks, the Syndication Agent, the Documentation Agent and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

               (k)  Interpretation. This Amendment is the result of negotiations
                    --------------
between and has been reviewed by counsel to the Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Amendment shall not be construed against the Banks, the Syndication Agent, the Documentation Agent or the Agent merely because of the Agent's or such other Person's involvement in the preparation of such documents and agreements.

                           [Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                             THE COMPANY
                             -----------

                             ADVANCED MICRO DEVICES, INC.

                             By:     /s/  Francis P. Barton
                                   ------------------------

                             Title:   Sr. Vice President and Chief Financial
                                      --------------------------------------
                                      Officer
                                      -------

                             THE AGENT
                             ---------

                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as Administrative Agent

                             By:   /s/ Roger Fleischmann
                                   ---------------------

                             Title:
                                   ---------------------

                             THE SYNDICATION AGENT
                             ---------------------

                             ABN AMRO BANK N.V., as Syndication Agent

                             By:             /s/ Nanci H. Meyer
                                -------------------------------------

                             Title:         Vice President
                                   ----------------------------------

                             By:               /s/ Thomas R. Wagner
                                -------------------------------------

                             Title:     Group Vice President
                                   ----------------------------------

                             THE DOCUMENTATION AGENT
                             -----------------------

                             CANADIAN IMPERIAL BANK OF COMMERCE, as
                             Documentation Agent

                             By:
                                -------------------------------------
                             Title:
                                   ----------------------------------

                             THE BANKS
                             ---------


                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION, as a Bank

                             By:           /s/ Roger Fleischmann
                                -------------------------------------

                             Title:
                                   ----------------------------------


                             ABN AMRO BANK N.V., as a Bank

                             By:         /s/ Nanci H. Meyer
                                -------------------------------------

                             Title:         Vice President
                                   ----------------------------------

                             By:        /s/ Thomas R. Wagner
                                -------------------------------------

                             Title:     Group Vice President
                                   ----------------------------------

                             CANADIAN IMPERIAL BANK OF
                             COMMERCE, as a Bank

                             By:
                                -------------------------------------
                             Title:
                                   ----------------------------------


                             BANKBOSTON, N.A.

                             By:           /s/ John B. Desmond
                                -------------------------------------

                             Title:
                                   ----------------------------------


                             THE BANK OF NOVA SCOTIA

                             By:             /s/ Chris Osborne
                                -------------------------------------

                             Title:
                                   ----------------------------------


                             BANQUE PARIBAS

                             By:           /s/ Lee S. Buckner
                                -------------------------------------

                             Title:        Managing Director
                                   ----------------------------------

                             By:           /s/ Jonathan Leon
                                -------------------------------------

                             Title:         Vice President
                                   ----------------------------------


                             THE DAI-ICHI KANGYO BANK, LTD.

                             By:           /s/ Masaaki Ishikura
                                -------------------------------------
                             Title:
                                   ----------------------------------

                             FLEET NATIONAL BANK

                             By:         /s/ Matt Glauninger
                                -------------------------------------

                             Title:
                                   ----------------------------------


                             THE INDUSTRIAL BANK OF JAPAN, LIMITED

                             By:         /s/ K. Iwata
                                -------------------------------------

                             Title:        Deputy General Manager
                                   ----------------------------------


                             KEYBANK NATIONAL ASSOCIATION

                             By:         /s/ Mary K. Young
                                -------------------------------------

                             Title:      Assistant Vice President
                                   ----------------------------------


                             THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

                             By:         /s/ Noboiu Akahane
                                -------------------------------------

                             Title:
                                   ----------------------------------


                             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                             By:         /s/ Douglas A. Lindstrom
                                   ----------------------------------

                             Title:   Assistant Vice President
                                   ----------------------------------

                             ROYAL BANK OF CANADA

                             By:
                                -------------------------------------
                             Title:
                                   ----------------------------------


                             UNION BANK OF CALIFORNIA, N.A.

                             By:
                                -------------------------------------
                             Title:
                                   ----------------------------------